Exhibit (a)(1)(C)

For Tender of Shares of

Common Stock

Series A Convertible Preferred Stock

Series B Convertible Preferred Stock

Series C-1 Convertible Preferred Stock

of

VirtualScopics Inc.

a Delaware corporation

at

$4.05 Net Per Share of Common Stock;

$336.30 Net Per Share of Series A Convertible Preferred Stock;

$336.30 Net Per Share of Series B Convertible Preferred Stock; and

$920.00 Net Per Share of Series C-1 Convertible Preferred Stock

Pursuant to the Offer to Purchase

dated April 8, 2016

by

BioTelemetry Research Acquisition Corporation

a wholly owned subsidiary of

BioTelemetry, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON MAY 9, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER

TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Common Shares”), Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Shares”), Series B Convertible Preferred Stock, par value $0.001 (the “Series B Preferred Shares”) or Series C-1Convertible Preferred Stock, par value $0.001 (the “Series C-1 Preferred Shares,” and collectively with the Series A Preferred Shares and Series B Preferred Shares, the “Preferred Shares” and the Preferred Shares, together with the Common Shares, the “Shares”) of VirtualScopics Inc., a Delaware corporation (“VirtualScopics”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

If delivering by mail:	If delivering by hand, express mail, courier or other expedited service

American Stock Transfer & Trust Company LLC Operations Center Attn: Reorganization Department P.O. Box 2042 Brooklyn, NY 10272-2042	American Stock Transfer & Trust Company LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to BioTelemetry Research Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of BioTelemetry, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 8, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of VirtualScopics specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Expiration Date.

Number of Shares and Certificate No(s) (if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NASDAQ Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 2 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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